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             [LETTERHEAD OF GRAY, HARRIS & ROBINSON APPEARS HERE]

                               October 14, 1997

Saf T Lok Incorporated
18245 S.E. Federal Highway
Tequesta, Florida 33469

        Re: RGB Sales and Marketing, Inc. 1993 Stock Option Plan (the "Plan") and certain Stock Option Agreements (the "Agreements)--Registration Statement on Form S-8 for Saf T Lok Incorporated

Dear Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on October 14, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,574,000 shares of Common Stock of Saf T Lok Incorporated (the "Shares") to be distributed pursuant to the referenced Plan and Agreements. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any
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Saf T Lok Incorporated
Page 2
October 14, 1997


registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                        Sincerely,

                                        Gray, Harris & Robinson, P.A.

                                        By: /s/ William A. Grimm, Esq.
                                           ------------------------------
                                           William A. Grimm, Esq.